LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of the 16th day of August , 2007, by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”), and Brian Haveson (the “Borrower”).

WITNESSETH:

WHEREAS, the Borrower is in need of working capital, and the Company is willing to loan the necessary funds to the Borrower on the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.	Loan.
(a)

Subject to the terms and conditions set forth in this Agreement, the Company agrees to loan to the Borrower the principal amount of Forty Thousand Dollars ($40,000.00) (the “Loan”). The Loan will be evidenced by the Borrower’s Promissory Note in substantially the form attached hereto as Exhibit A (the “Note”). “This Agreement, and the Note may hereinafter be referred to collectively as the “Loan Documents, and individually as a “Loan Document.”

(b)

Subject to the conditions set forth herein, at the Closing (as hereinafter defined) the Company shall advance the Loan amount to the Borrower as specified for the Closing Date (as hereinafter defined). The consummation of the transactions referred to in this Section 1 by the Company shall constitute the Closing (the “Closing”). The date on which the Closing takes place is referred to herein as the “Closing Date.” The Closing shall take place via Telecopier (or similar means of electronic transmission) and overnight mail at the offices of the Company, 106 Chelsea Parkway, Boothwyn Pennsylvania 19061, at 11:00 a.m. Eastern Time on the date hereof, or at such other place and time or on such other date as the Company (as hereinafter defined) and the Borrower may agree. At the Closing, the Borrower shall deliver to the Company the deliverables as required hereunder and the Company shall advance, by way of check or wire transfer, in immediately available funds, its Loan amount to the Borrower.

2.	Use of Proceeds. The Borrower shall use the proceeds of the Loan to acquire all the outstanding shares of Red Pearl Acquisition Corp.
3.

Representations and Warranties of the Borrower. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Borrower hereby represents and warrants to the of the Company as of the Closing Date (except where a representation and warranty is only made as of a specific date) as follows:

(a)

As of the date of this Agreement, except as set forth on Exhibit C: there is no action, suit or proceeding at law or in equity (“Action”) pending or, to the knowledge of the Borrower, threatened against the Borrower before any court or governmental commission, foreign or domestic; and, there is no such proceeding pending or, to the knowledge of the Borrower, threatened, in arbitration or before any administrative agency. As of the date of this Agreement, there is no judgment, consent decree, injunction, rule or other judicial or administrative order outstanding against the Borrower. As of the date of this Agreement, the Borrower is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Borrower currently pending or which the Borrower intends to initiate.

(b)

No representation or warranty by the Borrower contained in this Agreement or any Schedule or Exhibit hereto, or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Company or its counsel by the Borrower with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to the Borrower relating to the business, affairs, operations, or conditions of the Borrower which materially adversely affects the same and which has not been disclosed to the Company or Company’ counsel by the Borrower or its agents.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Borrower that:
(a)

All actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, has been taken or will be taken prior to the Closing Date and this Agreement and the Loan Documents to which the Company is a party, when executed, constitute valid and legally binding obligations of such Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, including the Loan Documents to which the Company is a party, will not conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement of the Company.

	(b)	It has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Note.
	(c)	The Note is being acquired for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws.
	(d)	It is an “accredited investor” within the meaning of Rule 501 under the Act.
5.

Company’s Closing Conditions. The obligations of the of the Company to make the Loan is subject to the performance by the Borrower of its obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the date of the making of the Loan at the Closing.

	(a)	At the Closing, the Borrower shall have executed and delivered to the Company this Agreement.
	(b)	At the Closing, the Borrower shall have executed and delivered to the Company a Note in the principal amount of the Company’s Loan.
	(c)	At the Closing, the Borrower shall have delivered to the Company as security all the outstanding shares of Red Pearl Acquisition Corp.
6.

Borrower’s Closing Conditions. The obligations of the Borrower hereunder are subject to the performance by the Company of their obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the Closing:

	(a)	The Company shall have delivered to the Borrower by check or wire transfer, in immediately available funds, an amount equal to the principal amount of the Company’s Loan.

7.	Covenants. The Borrower covenants to the Company as follows:
	(a)	The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on the shares given as security for the Loan.
	(b)	The Borrower will not at any time create, incur, assume or suffer to exist any debt without the consent of the Company, except:
(i) Debt under this Agreement, the Note, the other Loan Documents or under any other document, instrument or agreement between the Borrower and the Company;
(ii) Debt existing on the Closing Date and described in Exhibit C to this Agreement and
(iii) Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.
8.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.

Expenses. The party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

10.

Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class mail, postage prepaid, return receipt requested,

	(a)	If to the Company, or at such other address as may have been furnished to the Borrower by the Company in writing:
Lightning Poker, Inc. 106 Chelsea Parkway Boothwyn, PA 19061 Attn: President
	(b)	If to the Borrower at:
Brian Haveson 106 Chelsea Parkway Boothwyn, PA 19061

11.

Integration; Amendments and Waiver. This Agreement, together with all Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.
13.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of laws.
14.	Counterparts. This Agreement may be executed in two or more counterparts, the of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WITNESS the due execution of this Loan Agreement as of the day and year first above written.

LIGHTNING POKER, INC.

By: /s/ R. Ciunci

Title: CFO

Brian Haveson

/s/ Brian Haveson